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                                                               EXHIBIT 99.2


PROXY                                                                 PROXY
                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                             BOARD OF DIRECTORS

                       CONTINENTAL MEDICAL SYSTEMS, INC.
                   600 WILSON LANE   MECHANICSBURG, PA 17055

   The undersigned holder of Common Stock of Continental Medical Systems, Inc. (the "Corporation"), revoking all prior proxies, hereby appoints Rocco
A. Ortenzio, Robert A. Ortenzio and David G. Nation, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Corporation which the undersigned would be entitled to vote if personally present at the special meeting of the stockholders of the Corporation to be held at the offices of the Corporation, 600 Wilson Lane, Mechanicsburg, Pennsylvania, 17055 at 11:00 a.m. on July 6, 1995, and at any adjournment(s) and postponement(s) thereof. Said proxies are specifically authorized and directed to vote as indicated with respect to the matters set forth on the reverse hereof.

                (continued and to be signed on other side)

                         FOLD AND DETACH HERE

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

1. Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of May 23, 1995 among the Corporation, Horizon Healthcare Corporation and CMS Merger Corporation and the merger of CMS Merger Corporation with and into the Corporation.

   FOR          AGAINST      ABSTAIN
   / /            / /           / /

2. In their discretion upon the transaction of such other business as may properly come before the meeting, and any adjournment(s) or postponement(s) thereof.

                                        Please sign exactly as your name(s)
                                        appear(s) below. When shares are held
                                        by joint tenants, both should sign.
                                        When signing as attorney-in-fact,
                                        executor, administrator, trustee, or
                                        guardian, please give full title as
                                        such. If a corporation, please sign in
                                        full corporate name by President or
                                        other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by authorized person.

                                        Dated _________________________, 1995


                                        ______________________________________
                                        Signature

                                        ______________________________________
                                        Signature if held jointly

                                        Please SIGN, DATE and RETURN the proxy
                                        card promptly in the enclosed
                                        envelope.

                 "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                 PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"


                                  FOLD AND DETACH HERE